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Exhibit 1.1

Forest Oil Corporation
Underwriting Agreement

        New York, New York
May 26, 2004

To the Representatives named in Schedule I
    hereto of the Underwriters named in
    Schedule II hereto

Ladies and Gentlemen:

        Forest Oil Corporation, a corporation organized under the laws of New York (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representative, the number of shares of Common Stock, $0.10 par value per share ("Common Stock"), of the Company set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Section 2(b) hereof to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriter shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof. This is to confirm the agreement among the Company and the several Underwriters concerning the purchase of the Underwritten Securities and, if applicable, the Option Securities from the Company by the Underwriters.

        1.     Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

          (a)   The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of, among other securities, the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

          (b)   On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in Section 3) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). The documents incorporated by reference in the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable.

          (c)   The Merger Agreement dated as of May 21, 2004 (the "Merger Agreement") among the Company, TWOCO Acquisition Corp. ("TWOCO"), a wholly owned subsidiary of the Company and The Wiser Oil Company (the "Target"), is a valid and binding agreement of the Company and TWOCO, has been duly authorized and delivered by the Company and TWOCO, and, assuming it is a valid agreement of the other parties thereto, constitutes a legal, valid and binding obligation of the Company and TWOCO, enforceable against the Company in accordance with its terms. To the best knowledge of the Company, the Merger Agreement is a valid and binding agreement of Target.

          (d)   The representations and warranties of the Company and TWOCO contained in the Merger Agreement are true and correct in all material respects and, to the best knowledge of the Company, the representations and warranties of Target contained in the Merger Agreement are true and correct, except where the failure to be so true and correct would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Target and its subsidiaries, taken as a whole.

          (e)   The Company will apply the net proceeds from the sale of the Securities as described under the caption "Use of Proceeds" in the Final Prospectus.

          (f)    The Company has sufficient funds available to consummate the Offer and the Merger contemplated in the Merger Agreement (as such terms are defined in the Merger Agreement).

          (g)   The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with corporate power and authority to own its properties and conduct its business in a manner consistent with any description thereof in the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect"). The term "Subsidiary" means each entity of which a majority of the voting equity securities or other ownership interests is owned, directly or indirectly, by the Company, including TWOCO.

          (h)   Each Subsidiary of the Company has been duly incorporated or formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate or limited liability company power and authority to own its properties and conduct its business in a manner consistent with any description thereof in the Final Prospectus; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or similar equity interests of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and except as set forth in the Final Prospectus, the capital stock or similar equity interests of each Subsidiary is owned by the Company, directly or through Subsidiaries, free from liens, encumbrances and defects.

          (i)    The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date and each settlement date, such Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Final Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Common Stock.

          (j)    Except as disclosed in the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Securities contemplated hereby.

          (k)   Except for the registration rights agreements (the "Existing Registration Rights Agreements") among the Company, The Anschutz Corporation and certain of its affiliates, and certain affiliates of Oaktree Capital Management, L.L.C. provided to the Representatives prior to the date hereof (in each case the rights pursuant to which do not apply to the offer and sale of the Securities), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (l)    The Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

          (m)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and (or, in the case of the filing of the Final Prospectus, will be) made under the Act and such as may be required under state securities laws.

          (n)   None of the execution, delivery or performance of this Agreement, or the issuance and sale of the Securities will result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Subsidiary, except, in the case of clauses (i) and (ii), for any such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

          (o)   This Agreement has been duly authorized, executed and delivered by the Company.

          (p)   Except as disclosed in the Final Prospectus, the Company and its Subsidiaries have good and marketable title to all material real properties and have good title to all other material properties and assets owned by them, including, without limitation, all oil and gas producing properties of the Company and its Subsidiaries and all material assets and facilities owned by the Company and its Subsidiaries in the production and marketing of oil and gas, in each case free from liens, encumbrances and defects that would materially interfere with the use made or currently proposed to be made thereof by them or otherwise could reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Final Prospectus, the Company and its Subsidiaries hold any material leased real or personal property, including, without limitation, all oil and gas producing properties of the Company and its Subsidiaries and all material assets and facilities used by the Company and its Subsidiaries in the production and marketing of oil and gas, under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently proposed to be made thereof by them.

          (q)   The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorities or permits would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

          (r)   No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (s)   The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (t)    Except as disclosed in the Final Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and to the Company's knowledge, there is no pending investigation which might lead to such a claim.

          (u)   Except as disclosed in the Final Prospectus, there are no pending actions, suits or proceedings against or, to the knowledge of the Company, affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (v)   The financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

          (w)  Except as disclosed in the Final Prospectus, since the date of the latest audited financial statements incorporated by reference in the Final Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (x)   The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

          (y)   The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

          (z)   The Company is not in violation of any laws, statutes, rules or regulations of any governmental authority applicable to it, except for any such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

        Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to the last sentence of Section 3 or Section 6 of this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

        2.     Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.40 per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule II hereto. The Company's obligation to deliver any of the Underwritten Securities is conditioned upon payment for all of the Underwritten Securities to be purchased as provided herein.

        (b)   Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 450,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as the number of shares of Underwritten Securities set forth opposite the name of such Underwriter on Schedule II hereto bears to the aggregate number of shares of Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

        3.     Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives and the Company shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

        If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

        4.     Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

        5.     Agreements. The Company agrees with the several Underwriters that:

          (a)   The Company will use its reasonable best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably and timely object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b)   If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (c)   As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d)   The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay any fee of the National Association of Securities Dealers, Inc. in connection with its review of the offering of the Securities and will pay the expenses of printing or other production of all documents relating to the offering of the Securities and all other expenses in connection with the Company's performance of its obligations under this Agreement, it being understood and agreed that, except as provided in Sections 7 and 8, the Company shall not be required to pay the fees and disbursements of any counsel incurred by the Underwriters or any other expenses incurred by the Underwriters, including, without limitation, expenses relating to any blue sky memoranda.

          (e)   The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business or subject itself to taxation in any jurisdiction where it is not now so qualified or subject to taxation or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f)    The Company will not, without the prior written consent of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto; provided, however, that (i) the Company may issue and sell Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding at the Execution Time, (ii) the Company may comply with its obligations as in effect at the Execution Time pursuant to the Existing Registration Rights Agreements, (iii) the Company may replenish its unallocated Registration Statement up to $1,000,000,000 of total securities after 45 days from the Execution Time, and (iv) the Company may grant employee stock options pursuant to the terms of a plan in effect on the Execution Time.

          (g)   The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

        6.     Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the last sentence of Section 3 or Section 6 hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a)   If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM New York City time on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b)(i)     The Company shall have requested and caused Vinson & Elkins L.L.P., U.S. counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date or the settlement date, as the case may be, and addressed to the Representative, to the effect that:

              (A)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, with corporate power and authority necessary to own its properties and conduct its business in a manner consistent with any description thereof in the Final Prospectus;

              (B)  Each Subsidiary of the Company organized under the laws of the States of Delaware or Texas (other than any such Subsidiary which has no active operations or material assets and which is immaterial to the business of the Company, taken as a whole) has been duly incorporated or formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate or limited liability company power and authority necessary to own its properties and conduct its business in a manner consistent with any description thereof contained in the Final Prospectus; and all of the issued and outstanding capital stock or equivalent equity interests of each such Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable;

              (C)  The Securities to be issued and sold by the Company pursuant to this Agreement on the Closing Date or the settlement date, as the case may be, and all other outstanding shares of Common Stock, have been duly authorized by the Company and are (or, in the case of the Securities, when issued and delivered to and paid for by the Underwriters as provided in this Agreement, will be) validly issued and fully paid and nonassessable and conform in all material respects to the description thereof contained in the Final Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities;

              (D)  None of the execution, delivery or performance of this Agreement or the issuance and sale of the Securities by the Company pursuant to this Agreement will result in a breach or violation of any of the terms and provisions of, or constitute a breach or result in a default under, (i) any federal or New York State law, statute, rule, regulation or, to our knowledge, order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, (ii) the indentures and credit agreement incorporated as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, or (iii) the charter or by-laws of the Company or any such Subsidiary, except, in the case of clauses (i) and (ii), for any such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect;

              (E)  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws or that are required by the bylaws or regulations of the National Association of Securities Dealers, Inc.;

              (F)  The Company has all necessary corporate power and authority to authorize, issue and sell the Securities as contemplated by this Agreement;

              (G)  The Registration Statement has been declared effective under the Act, the Final Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of its effective date, and the Final Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, appears on its face to have complied as to form in all material respects with the requirements of the Act; each of the documents filed under the Act or the Exchange Act and incorporated by reference in the Final Prospectus, at the time it became effective or was filed with the Commission, as the case may be, appears on its face to have complied as to form in all material respects with the requirements of the Act or Exchange Act, as the case may be; the descriptions in the Registration Statement and Final Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present in all material respects the information required to be shown; the descriptions in the Registration Statement and Final Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute summaries of the terms of the Common Stock (including the Securities) are accurate and fairly present in all material respects the information required to be shown; it being understood that such counsel need express no opinion as to the financial statements, including the related notes and schedules thereto and auditors' reports thereon, other financial and accounting information and the oil and gas reserve reports and related reserve information contained or incorporated by reference in such Registration Statement, Final Prospectus or documents incorporated by reference therein);

              (H)  The Agreement and Plan of Merger, dated as of May 21, 2004, among the Company, TWOCO and Target, has been duly authorized, executed and delivered by the Company; and

              (I)   This Agreement has been duly authorized, executed and delivered by the Company.

              Such counsel shall also state (which may be in a separate document from the foregoing opinions of such counsel) that they have participated in conferences with officers and other representatives of the Company, with representatives of the Company's independent accountants, and with representatives of and counsel to the Underwriters at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and, although such counsel did not independently verify such information, is not passing upon, and does not assume any responsibility for and expresses no opinion regarding (except as expressly provided in paragraph (F) above) the accuracy, completeness or fairness of the statements contained or incorporated by reference in, the Registration Statement or the Final Prospectus, based on the participation described above and our review of the Registration Statement and the Final Prospectus, no facts have come to the attention of such counsel that have caused such counsel to believe that the Registration Statement (or the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 or the Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, each as filed with the Commission under the Exchange and incorporated by reference therein), as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus, or any amendment or supplement thereto, as of its date or as of the Closing Date or the settlement date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel need not express any view, belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, including the related notes and schedules thereto and the auditors' reports thereon, other financial and accounting information and the oil and gas reserve reports and related reserve information contained or incorporated by reference therein or excluded therefrom.

            (ii)   The Representatives shall have received an opinion, dated the Closing Date or the settlement date, as the case may be, and addressed to the Representative, of Newton W. Wilson, III, Senior Vice President and General Counsel of the Company, to the effect that:

              (A)  The Company is duly qualified to do business as a foreign corporation in good standing in all United States jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

              (B)  Each Subsidiary of the Company organized under the laws of a jurisdiction within the United States other than the States of Delaware or Texas (other than any such Subsidiary which has no active operations or material assets and which is immaterial to the business of the Company, taken as a whole) has been duly incorporated or formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate or limited liability company power and authority necessary to own its properties and conduct its business in a manner consistent with any description thereof in the Final Prospectus; and each Subsidiary of the Company organized under the laws of a jurisdiction within the United States is duly qualified to do business as a foreign corporation or limited liability company in good standing in all other United States jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or equivalent equity interests of each Subsidiary of the Company organized under the laws of a jurisdiction within the United States other than the State of Texas or Delaware has been duly authorized and validly issued and is fully paid and nonassessable; and, except as set forth in the Final Prospectus (including as disclosed with respect to the U.S. credit facility of the Company), the capital stock of each Subsidiary is owned by the Company, directly or through Subsidiaries, free from liens, encumbrances and defects;

              (C)  None of the execution, delivery or performance of this Agreement or the issuance and sale of the Securities by the Company pursuant to this Agreement will result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, (ii) any agreement or instrument filed by the Company with the Commission pursuant to the Act or the Exchange Act, to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Subsidiary, except, in the case of clauses (i) and (ii), for any such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect;

              (D)  Such counsel does not know of any legal or governmental proceedings required under the Act to be described in the Final Prospectus which are not described as required or of any contracts or documents to which the Company or any of its Subsidiaries is a party or by which any of their respective properties is bound and that are required under the Act to be described in the Registration Statement or Final Prospectus or to be filed as exhibits to the Registration Statement and that are not described and filed as required; and

              (E)  Except as disclosed in the Final Prospectus, to such counsel's knowledge, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and, to such counsel's knowledge, no such actions, suits or proceedings are threatened or contemplated.

              Such counsel shall also state (which may be in a separate document from the foregoing opinions of such counsel) that such counsel has participated in conferences with other officers and representatives of the Company, with outside counsel to the Company, with representatives of the Company's independent accountants, and with representatives of and counsel to the Underwriters at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and has reviewed certain corporate documents and, although such counsel did not independently verify such information, is not passing upon, and does not assume any responsibility for and expresses no opinion regarding the accuracy, completeness or fairness of the statements contained or incorporated by reference in, the Registration Statement or the Final Prospectus, based on the participation and review described above, no facts have come to the attention of such counsel that have caused such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus, or any amendment or supplement thereto, as of its date or as of the Closing Date or the settlement date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel need not express any view, belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, including the related notes and schedules thereto and the auditors' reports thereon, other financial and accounting information and the oil and gas reserve reports and related reserve information contained or incorporated by reference therein or excluded therefrom.

            (iii)  The Representatives shall have received an opinion, dated the Closing Date or the settlement date, as the case may be, of Bennett Jones LLP, Canadian counsel for the Company, to the effect that Canadian Forest Oil Ltd. has been duly incorporated and is a valid and subsisting corporation under the laws of Alberta, Canada, with corporate power and capacity to own its properties and conduct its business in a manner consistent with any description thereof in the Final Prospectus; and all of the issued and outstanding capital stock of such Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable.

          (c)   The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the settlement date, as the case may be, and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d)   The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date or the settlement date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that, to the best of their knowledge after reasonable investigation:

            (i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or the settlement date, as the case may be, with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

            (ii)   no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

            (iii)  since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on, nor any development or event involving a prospective material adverse change in, the condition (financial or otherwise), results of operations, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (e)   The Company shall have requested and caused KPMG LLP to have furnished to the Representative, at the Execution Time and at the Closing Date or the settlement date, as the case may be, letters (which may refer to letters previously delivered to the Representative), dated respectively as of the Execution Time and as of the Closing Date or the settlement date, as the case may be, in form and substance reasonably satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that:

            (i)    in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

            (ii)   they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on any unaudited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

            (iii)  on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, a reading of the minutes of the meetings of the shareholders, directors and committees of the board of directors of the Company and its subsidiaries, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention which caused them to believe that:

              (A)  the unaudited financial statements and any summary of earnings included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations of the Commission, or any material modifications should be made to such unaudited financial statements or summary of earnings for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

              (B)  if any unaudited "capsule" information is contained or incorporated by reference in the Final Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

              (C)  at the date of the latest available balance sheet read by such accountants, and at a subsequent specified date not more than three Business Days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Final Prospectus; or

              (D)  for the period from the closing date of the latest income statement included or incorporated by reference in the Final Prospectus to a specified date not more than three Business Days prior to the date of such letter, there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income or in the total or per share amounts of consolidated income before extraordinary items or net income;

      except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which are described in such letter;

            (iv)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained or incorporated by reference in the Registration Statement and the Final Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

          (f)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (g)   Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (h)   Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (i)    The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (j)    At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto addressed to the Representatives from the executive officers and directors of the Company as are identified by the Company and agreed to by the Representatives.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above in the last sentence of Section 3 or Section 6 of this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

        The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date or the settlement date, as the case may be.

        7.     Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

        8.     Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        (b)   Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", in the Final Prospectus, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the paragraph related to concessions and reallowances, (iii) the paragraphs related to short sales, stabilization, syndicate covering transactions and penalty bids, (iv) the paragraph regarding electronic prospectuses and the other matters referred to in such paragraph and (v) the four bulleted paragraphs regarding sales in the United Kingdom and the Netherlands, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

        (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

        (d)   In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

        9.     Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives (or, in the case that the Representatives shall have defaulted, the nondefaulting Underwriters) and the Company shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

        10.   Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by written notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Common Stock shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

        11.   Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

        12.   Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and to J.P. Morgan Securities, Inc., Leslie Gardner, Esq., at 277 Park Avenue, New York, New York 10017 (fax no.: (212) 622-6002); or, if sent to the Company, will be mailed, delivered or telefaxed to Attention: Newton W. Wilson, III, Senior Vice President—General Counsel and Secretary (fax no.: (303)-812-1510) and confirmed to it at 1600 Broadway, Suite 2200, Denver, Colorado 80202, attention of the Legal Department.

        13.   Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

        14.   Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        15.   Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        16.   Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

        17.   Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Basic Prospectus" shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

          "Registration Statement" shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement.

        18.   Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject mater hereof and supersedes all other prior and contemporaneous agreements and understandings, whether oral and written, of the parties in connection therewith.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,
Forest Oil Corporation
By:	/s/ DAVID H. KEYTE Name: David H. Keyte Title: Executive Vice President and Chief Financial Officer
The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.
Citigroup Global Markets Inc.
By:	/s/ JEAN-PIERRE BUYZE Name: Jean-Pierre Buyze Title: Director
J.P. Morgan Securities Inc.
By:	/s/ MICHAEL TIEDEMANN Name: Michael Tiedemann Title: Managing Director

SCHEDULE I

Underwriting Agreement dated May 26, 2004

Registration Statement No. 333-35270

Representative:

        Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

Title, Purchase Price and Description of Securities:

        Title: Common Stock, par value $0.10 per share

        Number of Shares to be sold by the Company: 4,580,000

        Price to Public per Share (include accrued dividends, if any): $24.40

        Price to Public—total: $111,752,000

        Underwriting Discount per Share: $0.976

        Underwriting Discount—total: $4,470,080

        Proceeds to Company per Share: $23.424

        Proceeds to Company—total: $107,281,920

Closing Date, Time and Location: June 2, 2004, at 10:00 a.m. New York City time at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017.

Date referred to in Section 5(f) after which the Company may offer or sell securities issued or guaranteed by the Company without the consent of the Representative: 80 days from the Execution Time.

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	1,374,000
J.P. Morgan Securities Inc.	1,145,000
Credit Suisse First Boston LLC	916,000
Raymond James & Associates, Inc.	458,000
First Albany Capital, Inc.	229,000
Johnson Rice & Company L.L.C.	229,000
Howard Weil Incorporated, a division of Legg Mason Wood Walker, Inc.	229,000

Total	4,580,000

[Form of Lock-Up Agreement]	EXHIBIT A

[Letterhead of officer, director or major stockholder of Forest Oil Corporation]

Forest Oil Corporation
Public Offering of Common Stock

May 26, 2004

Citigroup Global Markets Inc.
and J.P. Morgan Securities Inc.
    As Representatives of the several Underwriters,
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Forest Oil Corporation, a New York corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.10 par value (the "Common Stock"), of the Company.

        In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 80 days after the date of the Underwriting Agreement.

        Any shares of Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. In addition, the undersigned may make transfers of shares of the Common Stock at any time during the period from the date of the Underwriting Agreement to the date that is 80 days after the date of the Underwriting Agreement if the number of such shares of Common Stock so transferred, together with all shares of Common Stock so transferred by all of the other officers and directors of the Company who are subject to a letter similar to this letter (such individuals to be identified by the Company to the Representatives), does not exceed, in the aggregate, 200,000 shares of the Common Stock and such transactions are pre-cleared with N.W. Wilson III of the Company to comply with this paragraph. A transfer of shares of Common Stock to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer.

        In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

        If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,
[Signature of officer, director or major stockholder]
[Name and address of officer, director or major stockholder]

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Forest Oil Corporation Underwriting Agreement